UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

YARDVILLE NATIONAL BANCORP

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

2465 KUSER ROAD
HAMILTON, NEW JERSEY 08690

May 6, 2005

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Yardville National Bancorp to be held on June 3, 2005 at 10:00 a.m. at The Conference Center at Mercer on the West Windsor Campus of Mercer County Community College, 1200 Old Trenton Road, West Windsor, New Jersey. A map and directions to the meeting are printed on the back cover of this Proxy Statement.

     At this meeting, shareholders will be asked to elect five directors to the Company’s Board of Directors to serve until the 2008 Annual Meeting, elect one director to the Company’s Board of Directors to serve until the 2006 Annual Meeting, and adopt the 2005 Equity Incentive Plan.

     During the meeting, we will also report on the operations of the Company. Directors and executive officers of the Company will be present to respond to any questions you may have. The Company has scheduled a continental breakfast for shareholders immediately preceding the meeting.

     It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend the meeting, please act promptly so that your shares may be voted in accordance with your wishes. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage paid envelope provided. You may also vote your shares by telephone or over the internet by following the instructions set forth on the proxy card. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or over the internet.

     We look forward to seeing you at the meeting.

Very truly yours, Patrick M. Ryan President and Chief Executive Officer

2465 KUSER ROAD
HAMILTON, NEW JERSEY 08690

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 3, 2005

     Notice is hereby given that the Annual Meeting of Shareholders of Yardville National Bancorp (the “Company”) will be held at The Conference Center at Mercer on the West Windsor Campus of Mercer County Community College, 1200 Old Trenton Road, West Windsor, New Jersey on June 3, 2005 at 10:00 a.m. for the purpose of considering and voting upon the following matters:

•	The election of the five persons named in the accompanying Proxy Statement to serve as directors of the Company until the 2008 Annual Meeting of Shareholders and thereafter until their successors shall have been duly elected and shall have qualified.

•	The election of the one person named in the accompanying Proxy Statement to serve as a director of the Company until the 2006 Annual Meeting of Shareholders and thereafter until his successor shall have been duly elected and shall have qualified.

•	The adoption of the 2005 Equity Incentive Plan.

•	Such other business as shall properly come before the meeting.

     A map and directions to the meeting are printed on the back cover of this Proxy Statement. Shareholders of record at the close of business on April 22, 2005 are entitled to notice of and to vote at the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, we request that you vote your shares. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage paid envelope provided. You may also vote your shares by telephone or over the internet by following the instructions set forth on the proxy card. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or over the internet. You may revoke your proxy at any time prior to the voting of your proxy at the Annual Meeting by submitting to the Company a later-dated proxy or a written notice of revocation at or prior to the meeting.

By Order of the Board of Directors, Daniel J. O’Donnell Secretary

May 6, 2005

IMPORTANT – PLEASE SUBMIT YOUR PROXY PROMPTLY

-i-

2465 KUSER ROAD
HAMILTON, NEW JERSEY 08690

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Yardville National Bancorp (the “Company”) of proxies for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m. at The Conference Center at Mercer on the West Windsor Campus of Mercer County Community College, 1200 Old Trenton Road, West Windsor, New Jersey on Friday, June 3, 2005, or such later date to which the Annual Meeting may be adjourned or postponed. A map and directions to the meeting are printed on the back cover of this Proxy Statement. This Proxy Statement is first being mailed to our shareholders on approximately May 6, 2005.

I. Information About Voting

How are proxies being solicited?

     This proxy solicitation is being made at the direction of the Board, and we will pay all expenses relating to the solicitation. In addition to the use of the mails, proxies may be solicited personally, by telephone or by other electronic means by officers, directors and employees of the Company or the Company’s wholly-owned bank subsidiary, The Yardville National Bank (the “Bank”), who will not be compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses.

What is on the agenda for the Annual Meeting?

     The agenda for the Annual Meeting is:

•	The election of five directors to serve until the 2008 Annual Meeting;

•	The election of one director to serve until the 2006 Annual Meeting;

•	The adoption of the 2005 Equity Incentive Plan; and

•	Such other business as may be properly brought before the meeting.

Who can vote?

     You can vote at the Annual Meeting if you are a holder of our common stock, no par value per share (“Common Stock”), on the record date. The record date is the close of business on April 22, 2005. Each share of Common Stock you own as of the record date entitles you to one vote on the election of the nominees for director, the adoption of the 2005 Equity Incentive Plan, and any other matters that may properly come before the Annual Meeting. As of April 22, 2005, there were 10,532,375 shares of Common Stock outstanding and entitled to vote.

How do I vote if shares are held directly in my name?

     If you hold your shares in certificate form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•	Voting By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

•	Voting by Telephone. If you choose to vote by telephone, call the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day until 3:00 a.m. EDT on the date of the Annual Meeting, and the procedures are designed to authenticate votes cast by using an identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•	Voting by Internet. If you choose to vote over the internet, sign on to the website identified on the proxy card and follow the procedures described in the website. Internet voting is available 24 hours a day until 3:00 a.m. EDT on the date of the Annual Meeting, and the procedures are designed to authenticate votes cast by using an identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote over the internet, you should not return your proxy card.

•	In Person. If you choose to vote in person, come to the Annual Meeting and cast your vote. If you attend the meeting, you may vote your shares in person even if you have previously submitted a proxy by mail, telephone or internet.

How do I vote if shares are held through a bank, brokerage firm or other nominee?

     If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•	Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee.

•	Voting by Telephone or Internet. If your shares are held through a bank, brokerage firm or other nominee, please contact your bank, broker or other nominee to determine whether you will be able to transmit voting instructions by telephone or internet.

•	In Person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person.

What if I participate in the Company’s Dividend Reinvestment and Stock Purchase Plan?

     If you participate in our Dividend Reinvestment and Stock Purchase Plan (the “Dividend Reinvestment Plan”), you will receive a single proxy covering both the shares of Common Stock you hold in certificate form and the shares of Common Stock held by the Dividend Reinvestment Plan Administrator in your Dividend Reinvestment Plan account. If the proxy is not returned, shares of Common Stock, including any held under the Dividend Reinvestment Plan, will not be voted on your behalf.

How will my proxy be voted?

     Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the nominees for director, and FOR the adoption of the 2005 Equity Incentive Plan. At present, we do not know of any other matters to come before the Annual Meeting. If other matters arise, proxy holders will vote the proxies according to their best judgment. If you hold your shares of Common Stock in “street name” (that is, through a broker or other nominee) and fail to instruct your broker or nominee as to how to vote your shares of Common Stock, your broker or nominee may, in its discretion, vote your shares FOR the election of the nominees for director named in this Proxy Statement, but your shares may not be voted on the adoption of the 2005 Equity Incentive Plan. At the Annual Meeting, inspectors of election will tabulate ballots cast by shareholders present and voting in person and votes cast by proxy.

What is a broker non-vote?

     A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the Annual Meeting and the bank or brokerage firm is not permitted to vote those undirected shares on specified matters under applicable stock exchange rules. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval. Any broker non-votes have no effect on the outcome of the vote on a matter, although the shares represented by “broker non-votes” will be counted in determining the number of shares of common stock represented in person or by proxy and entitled to vote.

Can I change my vote after submitting my proxy card?

     Yes. Any shareholder giving a proxy has the right to attend the Annual Meeting and vote in person. A proxy may be revoked prior to the Annual Meeting if a later-dated proxy or a written revocation is sent to Daniel J. O’Donnell, Secretary of the Company, at 2465 Kuser Road, Hamilton, New Jersey 08690 (Mailing Address: P.O. Box 8487, Trenton, New Jersey 08650) and received prior to the Annual Meeting, or is submitted by telephone or over the internet by 3:00 a.m. EDT on the date of the Annual Meeting. In addition, a proxy may be revoked at the Annual Meeting by filing a later-dated proxy or by filing a written notice of such revocation with the Secretary of the Company at the Annual Meeting prior to the voting of such proxy.

What constitutes a quorum at the Annual Meeting and how are votes counted?

     We need a quorum of shareholders to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares of Common Stock are represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum but otherwise do not count.

How many votes are required for the election of directors?

     Directors are elected by a plurality vote of shares of Common Stock cast in person or by proxy at the Annual Meeting. A “plurality” means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Since the election of directors is based on a plurality of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect on the result. Shareholders are not entitled to cumulative voting in the election of directors.

How many votes are required for the adoption of the 2005 Equity Incentive Plan?

     The affirmative vote of the holders of a majority of the votes cast is necessary for the adoption of the 2005 Equity Incentive Plan. Abstentions and broker non-votes on the adoption of the 2005 Equity Incentive Plan are not considered votes cast on the proposal and, as such, have no effect on the approval of the proposal.

How many votes are required for any other proposals that may properly come before the Annual Meeting?

     All other proposals that may properly come before the Annual Meeting or any adjournments thereof will be approved if a majority of the votes cast are voted in favor of the action, unless the question is one upon which a larger or different vote is required by express provision of law or by our Certificate of Incorporation or By-Laws. Abstentions and broker non-votes on such other proposals are not considered votes cast on the proposals and, as such, have no effect on the approval of the proposals. We are not aware of any such other proposals at the present time.

II. Proposals for the Election of Directors

     Our Certificate of Incorporation and the By-Laws of the Company provide that the number of directors will not be less than five or more than twenty-five and permits the exact number to be determined from time to time by the Board. The Board has fixed the number of directors at fifteen. The directors of the Company also serve as directors of the Bank.

     Pursuant to the Certificate of Incorporation, the directors of the Company are divided into three classes, as nearly equal in number as possible, and each class has a three-year term. Class terms expire on a rolling basis, so that typically one class of directors is elected each year. This year, the nominees for the class of directors whose terms will expire at the 2008 Annual Meeting of Shareholders are Jay G. Destribats, James E. Bartolomei, Gilbert W. Lugossy, Christopher S. Vernon, and Robert L. Workman.

     In March 2005, the Board increased the number of directors from fourteen to fifteen and George D. Muller was appointed by the Board to fill the vacancy created by the increase. In order to more evenly balance our three classes of directors, Mr. Muller has been nominated for a one-year term to expire at the Annual Meeting of Shareholders in 2006.

     Information about all of the nominees, the continuing directors and the Board of Directors is contained below.

     If, for any reason, any of the six nominees becomes unavailable for election, the proxies solicited by the Board will be voted for such substituted nominee as is selected by the Board. The Board has no reason to believe that any of the named nominees are not available or will not serve if elected.

Board of Directors

NOMINEES FOR DIRECTOR — TERM EXPIRING IN 2008

Jay G. Destribats	Age: 70	Director Since: 1990

Jay G. Destribats has served as the Chairman of the Board of both the Company and the Bank since 1990. He also was a Partner in the law firm now known as Destribats, Campbell, DeSantis, Magee and Staub (Counselors at Law) until July 1999 and is now Of Counsel.

Gilbert W. Lugossy	Age: 69	Director Since: 1991

Gilbert W. Lugossy has served as a member of the New Jersey State Parole Board from April 1990 to April 1997 and is now retired.

Christopher S. Vernon	Age: 40	Director Since: 2002

Christopher S. Vernon has been the owner and President of Mercer Management and Development Inc., a real estate development and management company specializing in distressed properties, since 1983.

James E. Bartolomei	Age: 45	Director Since: 2004

James E. Bartolomei is the managing partner of Bartolomei Pucciarelli, LLC, a CPA firm.

Robert L. Workman	Age: 42	Director Since: 2004

Robert L. Workman is currently the owner and a senior partner of Workman & Skertic, a CPA firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. DESTRIBATS, BARTOLOMEI, LUGOSSY, VERNON, AND WORKMAN TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2008 ANNUAL MEETING.

NOMINEE FOR DIRECTOR — TERM EXPIRING IN 2006

George D. Muller	Age: 61	Director Since: 2005

George D. Muller is the President of Flemington Glass Enterprises, Inc. He also provides consulting services for Riedel Crystal, a glass company, and serves as a Freeholder of Hunterdon County, New Jersey.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. MULLER TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2006 ANNUAL MEETING.

DIRECTORS CONTINUING IN OFFICE — TERM EXPIRING IN 2006

Lorraine Buklad	Age: 69	Director Since: 1988

Lorraine Buklad has served as Funeral Director and President of Buklad Memorial Homes since 1981.

Sidney L. Hofing	Age: 70	Director Since: 1997

Sidney L. Hofing serves as President and Chief Executive Officer of The Eagle Group, Inc., a real estate development and management company.

Samuel D. Marrazzo	Age: 57	Director Since: 2003

Samuel D. Marrazzo is the owner and operator of Marrazzo’s Thriftway in Robbinsville, New Jersey and Marrazzo’s Market in Ewing, New Jersey. Mr. Marrazzo is also a member of the Executive Committee of Retail Marketing Group, L.L.C.

Louis R. Matlack, Ph.D.	Age: 70	Director Since: 1997

Louis R. Matlack, Ph.D. was a Principal of Matlack Mediation, a mediation services firm, from 1988 to 2000 and is now retired.

DIRECTORS CONTINUING IN OFFICE — TERM EXPIRING IN 2007

Elbert G. Basolis, Jr.	Age: 43	Director Since: 1996

Elbert G. Basolis, Jr. has served as Vice Chairman of the Board of the Company and the Bank since 2002. Mr. Basolis is President, CFO and Owner of Aqua Control Inc., a water utility consulting business, since 1985.

Anthony M. Giampetro, M.D.	Age: 69	Director Since: 1994

Anthony M. Giampetro, M.D. is a physician in private practice.

Patrick M. Ryan	Age: 60	Director Since: 1992

Patrick M. Ryan has served as President and Chief Executive Officer of both the Company and the Bank since November 1992. Mr. Ryan is a past member of the Federal Reserve Bank of Philadelphia’s Community Bank Advisory Council and currently serves on the Board of Trustees of the New Jersey Bankers Association.

Martin Tuchman	Age: 64	Director Since: 2000

Martin Tuchman has served as the Chairman of the Board and Chief Executive Officer of Interpool, Inc., a chassis and leasing company, since 1993.

F. Kevin Tylus	Age: 50	Director Since: 1992

F. Kevin Tylus has served as Senior Executive Vice President and Chief Operating Officer of the Company and the Bank since February 2005 and served as Senior Executive Vice President and Chief Administrative Officer from October 2004 to January 2005. Prior to joining the Bank, Mr. Tylus served as Regional President of Great-West Life and Annuity from January 2003 to September 2004, and Subsidiary President and Corporate Senior Vice President of CIGNA Corporation from November 1999 to December 2002.

III. Proposal for the Adoption of the Company’s 2005 Equity Incentive Plan

     On March 23, 2005, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the 2005 Equity Incentive Plan (the “2005 Plan”). The 2005 Plan will become effective as of the date it is approved by the shareholders.

     The Board has determined that the ability to provide key personnel with equity-based compensation is an important element of the Company’s overall compensation strategy and that equity-based compensation will allow the Company to attract and retain key personnel. As of April 22, 2005, only 105,474 shares remain available for the grant of options to officers and employees under the Company’s 1997 stock plan and 193,000 shares remain available for the grant of options under the 2003 director stock plan. Accordingly, the Board has reserved 500,000 shares of Common Stock for issuance upon the grant or exercise of awards pursuant to the 2005 Plan. The Board believes that the additional shares authorized by the 2005 Plan are needed to ensure the continued availability of equity-based compensation and that the 2005 Plan will enhance the effectiveness of the Company’s equity compensation program by authorizing the award of restricted stock and the use of other stock-based compensation techniques.

     A summary of the 2005 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2005 Plan, which is attached to this Proxy Statement as Exhibit “A”.

Summary of the 2005 Equity Incentive Plan

     Purpose. The purpose of the 2005 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, and directors to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance.

     Administration. The 2005 Plan will be administered by the Organization and Compensation Committee of the Board of Directors. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as the Committee may deem advisable to administer the 2005 Plan; and make all other decisions and determinations that may be required under the 2005 Plan.

     Permissible Awards. The 2005 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of Common Stock, which may be non-statutory stock options or incentive stock options under the U.S. tax code (the “Code”);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•	other stock-based awards in the discretion of the Committee, which awards may be in the form of either full value or appreciation right awards.

     Shares Available for Awards. Subject to adjustment as provided in the 2005 Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2005 Plan is 500,000. Of the total share reserve of 500,000 shares, no more than 250,000 shares may be issued in connection with awards of restricted stock or other full value awards. Only shares covered by an award that is canceled, terminated, expires, is forfeited or lapses will again be available for grant under the 2005 Plan.

     Limitations on Awards. The maximum number of shares of Common Stock that may be covered by options (or other appreciation right awards) granted under the 2005 Plan to any one person during any one calendar year is 100,000. The maximum fair market value (measured as of the grant date) of Common Stock that may be granted under the 2005 Plan in the form of restricted stock (or other full-value) awards under the 2005 Plan to any one person during any one calendar year is $1.5 million.

     Limitations on Transfer; Beneficiaries. No award under the 2005 Plan will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Committee may permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. No award may be transferred to a third party for any consideration. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

     Acceleration Upon Certain Events. Unless otherwise provided in an award certificate, if a participant’s service terminates by reason of death, disability or retirement, all of such participant’s outstanding options and other awards in the nature of rights that may be exercised will become fully vested and exercisable and all time-based vesting restrictions on his or her outstanding awards will lapse. Any options accelerated upon a participant’s retirement will remain exercisable until the earlier of the original expiration of the award or two years from the retirement date. In addition, the Committee may in its discretion accelerate awards for any other reason in its discretion. The Committee may discriminate among participants or among awards in exercising such discretion.

     Effect of a Change in Control. In the event of a Change in Control (as defined in the 2005 Plan) of the Company, the 2005 Plan provides that all outstanding options or similar rights will become immediately exercisable and that all time-based restrictions on restricted stock or similar awards will immediately lapse. The 2005 Plan further provides that, in connection with a Change in Control, the Committee may authorize the cancellation of all awards and the payout of the value of such awards in an amount based upon the value of the consideration to be received by shareholders in connection with the Change in Control event. However, the Committee is not required to authorize a cash payout if, in connection with the Change in Control, the outstanding awards are replaced with comparable awards that have substantially equivalent value and otherwise preserve the rights of participants under the 2005 Plan and their existing award certificates.

     Adjustments. In the event of a stock split, a dividend payable in shares of Common Stock, or a combination or consolidation of the Common Stock into a lesser number of shares, the share authorization limits under the 2005 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the Common Stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2005 Plan will be adjusted proportionately, and the Committee may adjust the 2005 Plan and outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

     The Board of Directors may, at any time and from time to time, terminate or amend the 2005 Plan, but if an amendment to the 2005 Plan would materially increase the number of shares of stock issuable under the 2005 Plan, expand the types of awards provided under the 2005 Plan, materially expand the class of participants eligible to participate in the 2005 Plan, materially extend the term of the 2005 Plan or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board of Directors may condition any amendment on the approval of the shareholders for any other reason. No termination or amendment of the 2005 Plan may adversely affect any award previously granted under the 2005 Plan without the written consent of the participant.

     The Committee may amend or terminate outstanding awards; however, such amendments may require the consent of the participant and, unless approved by the shareholders or otherwise permitted by the anti-dilution provisions of the 2005 Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

     Under the 2005 Plan, outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareholders.

Certain Federal Tax Effects

     Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2005 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

     Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option under the 2005 Plan. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). However, if the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Benefits to Named Executive Officers and Others

     As of May 6, 2005, no awards had been granted under the 2005 Plan. All awards under the 2005 Plan will be made at the discretion of the Committee or under delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the 2005 Plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the 2005 Plan had been in effect.

Recommendation of the Board: Approval

THE BOARD HAS APPROVED AND DETERMINED THE ADVISABILITY OF THE 2005 PLAN AND BELIEVES THAT IT IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN.

IV. Corporate Governance

General

     The Company’s business is managed under the direction and oversight of the Board. The Board appoints our Chief Executive Officer and senior management team who are responsible for the day-to-day conduct of our business.

     Board of Director and Shareholder Meetings. The Board held twelve meetings during 2004. The directors of the Company also serve as directors of the Bank. The Board of Directors of the Bank holds regularly scheduled meetings once a month and special meetings as circumstances require. During 2004, the Board of Directors of the Bank held twelve meetings. During 2004, each director of the Company attended at least 75% of the aggregate total number of Board meetings of the Company and meetings of the committees of the Board on which such director served. While the Company encourages all members of the Board of Directors to attend annual meetings of the Company’s shareholders, there is no formal policy as to their attendance. All but three of the members of the Board then serving attended our 2004 annual meeting of shareholders.

     Board of Director Independence. As required under the listing standards of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that a majority of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards. The Company’s independent directors intend to meet in required regularly scheduled executive sessions at which only independent directors are present.

     Shareholder Communications. The Board has established a process for shareholders and other interested parties to communicate directly with the Company’s directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of our directors may send correspondence to the following address:

c/o Corporate Secretary
Yardville National Bancorp
2465 Kuser Road Hamilton, New Jersey 08690

     The Company’s general policy is to forward as soon as practicable, and not to screen, any mail received by the Company’s Corporate Secretary that is sent to the Board of Directors or any member of the Board, unless the Company believes the communication may pose a security risk.

     In addition, any shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Company’s Audit Committee by writing to the following address:

Audit Committee
c/o Corporate Secretary
Yardville National Bancorp 2465 Kuser Road Hamilton, New Jersey 08690

Committees of the Board of Directors

     The Board has a number of committees, including the Audit Committee, Organization and Compensation Committee, and Nominating Committee. Information relating to these committees is set forth below.

Audit Committee

     Membership. Chaired by Mr. Lugossy and including Messrs. Bartolomei, Basolis, Matlack, and Workman, the Audit Committee met nine times in 2004. In November 2004, Mr. Bartolomei and Mr. Workman were appointed to the Audit Committee following the resignations of Mr. Tuchman and Mr. Tylus. Mr. Tylus took a leave of absence from the Audit Committee beginning in August 2004 and became an employee and officer of the Company in October 2004. Neither Mr. Tuchman nor Mr. Tylus resigned because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and both continue to serve as directors of the Company. In April 2005, Mr. Bartolomei was appointed chairperson and commencing on the date of the Annual Meeting, the members of the Audit Committee are expected to be Mr. Bartolomei (chairperson) and Messrs. Lugossy, Basolis, Matlack, and Workman. During 2004, with the exception of Mr. Tylus during the period commencing with his employment and ending with his resignation from the committee (the entirety of which was during his leave of absence), each member of the Audit Committee was “independent” as defined by the applicable rules and regulations of Nasdaq and the Securities and Exchange Commission (the “SEC”). Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

     Audit Committee Financial Expert. The Board has designated Mr. Bartolomei as the “audit committee financial expert” as defined under applicable SEC rules and has further determined that Mr. Bartolomei possesses the requisite “financial sophistication” required under applicable Nasdaq rules.

     Governance and Functions. The Audit Committee is governed by a charter approved by the Board and containing, among other things, the committee’s membership requirements and responsibilities. The Audit Committee Charter (as amended and restated by the Board on March 24, 2004) is attached to the Proxy Statement furnished in connection with our 2004 Annual Meeting of Shareholders. The principal duties of the Audit Committee, among other things, are to:

•	Review the effectiveness and adequacy of the Company’s financial organization and internal controls

•	Review the annual report, proxy statement and other financial representations and ensure that the Company’s financial reports fairly represent our operations

•	Review the effectiveness and the scope of activities of the Company’s independent registered public accounting firm

•	Review significant changes in accounting policies

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company, including confidential anonymous submissions by our employees, regarding questionable accounting or auditing matters

•	Appoint and oversee the work of the Company’s independent registered public accounting firm

•	Review the independence of the Company’s independent registered public accounting firm

•	Pre-approve audit and non-audit services provided by the Company’s independent registered public accounting firm

•	Monitor compliance with legal regulatory requirements

•	Review transactions with related parties

Organization and Compensation Committee

     Membership. The Organization and Compensation Committee (the “Compensation Committee”), is chaired by Mr. Basolis and its other members are Dr. Giampetro and Messrs. Bartolomei, Matlack, and Vernon. The Compensation Committee met nine times in 2004. In April 2004, Mr. Tylus took a leave of absence from the Compensation Committee and resigned from the Committee in September 2004, in anticipation of becoming an employee and officer of the Company and the Bank in October 2004. Mr. Matlack was appointed to the Committee in August 2004 and Mr. Bartolomei was appointed to the Committee in January 2005. All Committee members are consider to be “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

     Governance and Functions. The principal duties of the Organization and Compensation Committee (the “Compensation Committee”), among other things, are to:

•	Review and approve compensation policies and practices for our senior executives and directors

•	Establish the total compensation for the Chief Executive Officer and the senior executives of the Company and the Bank

•	Recommend to the Board employment, promotion and annual and long-term compensation arrangements for executive management of the Company and the Bank

•	Review and administer the Company’s stock option plans and other benefits plans

Nominating Committee

     Membership. Chaired by Mr. Basolis, Jr. and including Ms. Buklad and Dr. Giampetro and Messrs. Lugossy and Marrazzo, this committee met three times in 2004. Dr. Giampetro and Mr. Lugossy joined the committee in August 2004. Mr. Tylus took a leave of absence from the committee in August 2004, in anticipation of becoming an employee and officer of the Company and the Bank in October 2004. He resigned from the committee in November 2004. The current members of the Nominating Committee are considered to be “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

     Governance and Functions. The Nominating Committee is governed by a charter approved by the Board and containing, among other things, the committee’s membership requirements and responsibilities. A current copy of the Nominating Committee Charter is available on the Company’s website, www.ynb.com. The principal duties of the Nominating Committee, among other things, are to:

•	Identify, evaluate and recommend director candidates for the Board’s selection

•	Administer the policy and procedures set forth in the Company’s By-Laws with regard to the consideration of any director candidates recommended by the Company’s shareholders

•	Review and make recommendations on the range of skills, qualifications and expertise which should be represented on the Board, and the eligibility criteria for individual Board and committee membership

•	Identify candidates for the Company’s Business Development Board

     Process for Identifying and Evaluating Board Nominees. The Nominating Committee will seek recommendations for director candidates from members of the Nominating Committee, the Board, and senior management. It will consider candidates recommended by any of the foregoing parties or the Company’s shareholders and may consider candidates recommended by other parties. The Company will forward any and all information with respect to director candidates received from the Company’s shareholders to the Nominating Committee. Candidates recommended by the Company’s shareholders in accordance with the procedures outlined on page 33 under the heading “Shareholder Proposals” will receive the same consideration as received by the candidates identified by the Nominating Committee. In evaluating candidates for Board nomination, the Nominating Committee will consider one or more of the following factors, as well as any other factors deemed relevant by the Nominating Committee: independence, integrity, knowledge, judgment, character, leadership skills, education, experience, financial literacy, diversity, technical background, standing in the community, and the needs of the Board in light of the current mix of directors’ skills and attributes. In evaluating incumbent directors for re-election, the Nominating Committee will consider that director’s overall service to the Company, including the number of meetings attended, level of participation, quality of performance, as well as any other factors deemed relevant by the Nominating Committee.

Board of Directors Compensation

     Employee Directors

     Any director who is also an employee of the Company or the Bank does not receive any additional compensation for his service as a director of the Company or the Bank.

     Non-Employee Directors

     For 2004, non-employee directors of the Company (which includes all directors other than Mr. Destribats, Mr. Ryan, and Mr. Tylus, as of his hiring date as an officer of the Company) were paid $100 for each Company Board of Directors meeting attended which was not held on the same day as a Bank Board of Directors meeting. Non-employee directors were paid a fee of $1,000 per Bank Board of Directors meeting. In 2004, non-employee directors were paid an annual retainer fee of $20,000 in addition to normal Board of Directors and committee fees.

     Board Committees

     Non-employee directors were paid $400 for attending each committee meeting of the Board of the Company or the Bank, with the exception of the Audit Committee where the fee was $500 ($500 in the case of the chairperson of such meeting, $750 in the case of the chairperson of the Audit Committee).

     Deferred Compensation Plan

     Pursuant to a Deferred Compensation Plan that became effective on January 1, 1995, non-employee directors are allowed to defer all or a portion of their fees and retainers. During 2004, the Company matched each director’s deferral at a rate of $.50 per dollar deferred. The cost to the Company for 2004 was $295,265. If a participant ceases to be a director for any reason, such participant will at that time be entitled to receive from the Company the aggregate amount of his or her deferred fees and retainers and the Company’s matching contributions, plus earnings on such amount at an annual rate which may vary from year to year. The rate is based upon the prime rate and is adjusted annually. The total amount to which any participating director will be entitled depends upon several factors, including the number of years of participation and the amount of fees and retainers earned and deferred.

     2003 Stock Option Plan for Non-Employee Directors

     In April 2003, the Board adopted the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”). The 2003 Director Plan was approved by the Company’s shareholders at the 2003 Annual Meeting of Shareholders. The 2003 Director Plan allows for the granting of options to purchase an aggregate of 250,000 shares of Common Stock at an option price to be no less than the market value of the stock on the date options are granted. Options granted under the 2003 Director Plan vest immediately and have a term not to exceed ten years. The 2003 Director Plan provides for a grant of 3,000 options per year to each non-employee director who is a director on the day immediately after each Annual Meeting of Shareholders of the Company. In addition, the 2003 Director Plan allows for the granting of stock options to new non-employee directors. A total of 30,000 options were granted last year under the 2003 Director Plan.

V. Security Ownership

Ownership of Management and Certain Beneficial Owners

     The following table shows, as of April 22, 2005, the number of shares of Common Stock beneficially owned by:

•	each person who is known by us to be the beneficial owner of more than five percent of the Common Stock outstanding;

•	each director and nominee for election as director;

•	the Named Executive Officers (as that term is defined on p. 23 of this Proxy Statement); and

•	all of our current directors and executive officers as a group.

	Number of Shares
	Beneficially Owned	Percent of
Name of Beneficial Owner (1)	(2)(3)(4)	Common Stock (5)
Private Capital Management (6)	886,159	8.41%
Lawrence B. Seidman (7)	745,658	7.08%
Tontine Financial Partners, L.P. (8)	743,806	7.06%

Jay G. Destribats (9)	158,246	1.49%
Patrick M. Ryan (10)	353,390	3.32%
F. Kevin Tylus (11)	194,656	1.84%
Stephen F. Carman (12)	80,110	*
Timothy J. Losch (13)	74,636	*
Stephen R. Walker	7,144	*
James E. Bartolomei	4,011	*
Elbert G. Basolis, Jr. (14)	35,738	*
Lorraine Buklad	147,152	1.40%
Anthony M. Giampetro, M.D.(15)	66,637	*
Sidney L. Hofing (16)	226,382	2.15%
Gilbert W. Lugossy (17)	22,269	*
Samuel D. Marrazzo	21,000	*
Louis R. Matlack, Ph.D. (18)	57,315	*
George D. Muller	6,800	*
Martin Tuchman (19)	585,375	5.55%
Christopher S. Vernon (20)	74,629	*
Robert L. Workman (21)	6,208	*

Directors and Executive Officers as a group (24 persons) (22)	2,082,186	18.82%

*	Less than 1%

(1)	Unless otherwise indicated, the address of each person identified below is c/o Yardville National Bancorp, 2465 Kuser Road Hamilton, New Jersey 08690.

(2)	The number of beneficially owned shares includes shares over which the named person, directly or indirectly through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote, or direct the voting of, such security; or investment power, which includes the power to dispose of, or to direct the disposition of, such security. All shares of a named person are deemed to be subject to that person’s sole voting and investment power unless otherwise indicated.

(3)	Includes shares subject to options granted under the Company’s stock option plans exercisable within sixty (60) days of April 22, 2005 to purchase shares of Common Stock, as follows: Mr. Destribats – 81,000 shares; Mr. Ryan – 125,370 shares; Mr. Tylus – 25,000 shares; Mr. Carman – 48,800 shares; Mr. Losch – 59,050 shares; Mr. Walker – 6,700 shares; Mr. Bartolomei – 3,000 shares; Mr. Basolis, Jr. – 9,000 shares; Ms. Buklad – 9,000 shares; Dr. Giampetro – 9,000 shares; Mr. Hofing – 9,000 shares; Mr. Lugossy – 9,000 shares; Mr. Marrazzo – 6,000 shares; Mr. Matlack – 9,000 shares; Mr. Muller – 3,000 shares; Mr. Tuchman – 9,000 shares; Mr. Vernon – 9,000 shares; Mr. Workman – 3,000 shares: and all directors and executive officers as a group – an aggregate of 476,720 shares.

(4)	Includes shares in the Yardville National Bank Employee Stock Ownership Plan Trust (the “ESOP”) (which includes the allocation for 2005 based upon a preliminary analysis), as follows: Mr. Destribats – 3,739 shares for his own account (and 19,757 shares over which Mr. Destribats, as a trustee of the ESOP, shares voting rights with Mr. Ryan and Mr. Tylus); Mr. Ryan – 3,739 shares for his own account (and 19,757 shares over which Mr. Ryan, as a trustee, shares voting rights with Mr. Destribats and Mr. Tylus); Mr. Tylus – 19,757 shares over which Mr. Tylus, as a trustee of the ESOP, shares voting rights with Mr. Destribats and Mr. Ryan. Mr. Carman – 2,998 shares for his own account; Mr. Losch – 2,978 shares for his own account; Mr. Walker – 444 shares for his own account;

(5)	Shares of the Common Stock which a person has a right to acquire pursuant to the exercise of stock options and warrants held by that person that are exercisable within 60 days of April 22, 2005 are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person.

(6)	Information with respect to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 14, 2005. Private Capital Management’s address is 8889 Pelican Bay Blvd., Naples, Florida 34108.

(7)	Information with respect to beneficial ownership is based on a Schedule 13D/A filed with the SEC on February 18, 2005 by Lawrence B. Seidman and certain of his affiliates. The address of Lawrence B. Seidman is 100 Misty Lane, Parsippany, New Jersey 07054.

(8)	Information with respect to beneficial ownership is based on a Schedule 13D/A filed with the SEC on November 11, 2003 by Tontine Financial Partners, L.P. and certain of its affiliates. The business address of Tontine Financial Partners, L.P. is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830.

(9)	Includes 3,000 shares held by Mr. Destribats’ spouse.

(10)	Includes 1,287 shares held by Mr. Ryan as custodian for his children, 55 shares held by Mr. Ryan’s son, and 2,027 shares held by Mr. Ryan’s spouse as to which Mr. Ryan disclaims beneficial ownership.

(11)	Includes 143,233 shares held jointly with Mr. Tylus’ spouse, 1,545 shares owned by Mr. Tylus’ spouse as to which Mr. Tylus disclaims beneficial ownership, 5,001 shares held by Mr. Tylus as custodian for his children.

(12)	Includes 3,037 shares held jointly with Mr. Carman’s wife and 225 shares held by Mr. Carman as custodian for his child.

(13)	Includes 2,299 shares held by Mr. Losch as custodian for his son.

(14)	Includes 9,241 shares held by Aqua Control Inc. and 91 shares held by Mr. Basolis, Jr. and his spouse as custodians for their children.

(15)	Includes 23,840 shares held in the name of Profit Sharing Pension Fund FBO Dr. Giampetro, 24,190 shares held in the name of Bellarmino-Giampetro Pension Voluntary Contribution Plan and 4,100 shares held in the name of Bellarmino-Giampetro-Scheuerman pension plan.

(16)	Includes 185,517 shares held by Mr. Hofing’s spouse and 12,599 shares held in the Hofing Family Limited Partnership.

(17)	Includes 3,161 shares held jointly with Mr. Lugossy’s wife.

(18)	Includes 6,199 shares held in the Matlack Family Trust under which Mr. Matlack is a co-trustee.

(19)	Includes 2,000 shares held by the Tuchman Foundation, 15,300 shares in a retirement account in the name of Mr. Tuchman’s spouse and 50,000 shares issuable upon exercise of stock warrants held by Mr. Tuchman. Mr. Tuchman’s address is 211 College Road East, Princeton, New Jersey 08540.

(20)	Includes 25 shares held jointly with Mr. Vernon’s spouse and 3,000 shares issuable upon exercise of stock warrants held by Mr. Vernon.

(21)	Includes 1,794 shares held by Mr. Workman’s spouse and 200 shares held by Mr. Workman’s son.

(22)	Includes executive officers as in effect on April 22, 2005 and does not include changes in management since that date.

VI. Shareholder Return Performance Graph

     The following graph shows the percentage change in the cumulative total return performance (assuming reinvestment of dividends) to holders of Common Stock with that of the Total Return Index for the NASDAQ Stock Market Composite and a line of business index published by SNL Industries, an information and research firm in the financial information marketplace (the “SNL Bank Index”), both of which are published indexes. The graph comparison includes the period beginning December 31, 1999 through December 31, 2004. Shares of Common Stock are traded on the Nasdaq National Market System under the symbol “YANB”. The comparison of the cumulative return for each investment assumes that $100 was invested in Common Stock and in each index on December 31, 1999.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Yardville National Bancorp	100.00	107.57	115.30	163.35	249.80	338.15
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL $1B-$5B Bank Index	100.00	113.48	137.88	159.16	216.44	267.12

Source : SNL Financial LC, Charlottesville, VA (434) 977-1600 © 2005

The foregoing graph shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

VII. Management

     The following table sets forth the name and age of each current executive officer of the Company and the Bank. Select biographical information concerning these individuals appears below the table. The executive officers are appointed to their respective offices annually.

Name	Age	Position
Jay G. Destribats	70	Chairman of the Board of Directors of the Company and the Bank

Patrick M. Ryan	60	President and Chief Executive Officer of the Company and the Bank

F. Kevin Tylus	50	Senior Executive Vice President and Chief Operating Officer of the Company and the Bank

Stephen F. Carman	48	Vice President and Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank

Timothy J. Losch	54	Executive Vice President and Chief Market Development and Community Relations Officer of the Bank

Stephen R. Walker	61	Executive Vice President and Chief Information Officer of the Bank

Kathleen O. Blanchard	55	First Senior Vice President and Risk Management Officer of the Bank

Brian K. Gray	42	First Senior Vice President and Retail Banking/Marketing Officer of the Bank

Howard N. Hall	45	First Senior Vice President and Investments and Financial Planning Officer of the Bank

Daniel J. O’Donnell	42	Secretary of the Company and First Senior Vice President and General Counsel of the Bank

Joanne C. O’Donnell	46	First Senior Vice President and Chief Credit Administration Officer of the Bank

John P. Samborski	60	First Senior Vice President and Senior Loan Officer of the Bank

Patrick L. Ryan	29	Senior Vice President and Strategic Planning Officer of the Bank

     See pages 5-7 for a description of the business background of Messrs. Destribats, Ryan and Tylus.

     Stephen F. Carman has served as Vice President of the Company since November 2002 and Treasurer of the Company since May 1992. He has served as Executive Vice President and Chief Financial Officer of the Bank since November 1992 and served as Secretary of the Company from May 1992 to April 2002.

     Timothy J. Losch has served as Executive Vice President and Chief Market Development and Community Relations Officer of the Bank since February 2005 and served as Executive Vice President and Chief Operating Officer from June 1997 to January 2005.

     Stephen R. Walker has served as Executive Vice President and Chief Information Officer of the Bank since January 2003 and served as First Senior Vice President and Chief Information Officer from June 2002 to December 2002. Prior to joining the Bank, he served at Merrill Lynch as First Vice President and Chief Technology Officer from 2000 to 2002 and as First Vice President and Director of Core Applications Technology from 1995 to 2000.

     Kathleen O. Blanchard has served as First Senior Vice President and Risk Management Officer of the Bank since March 2004. She served as Senior Vice President and Risk Manager of the Bank from February 2003 to March 2004 and as Vice President and Risk Manager of the Bank from November 2002 to February 2003. She served as Vice President and Compliance Manager for GMAC Bank from November 2001 to November 2002. Prior to joining GMAC Bank, Ms. Blanchard served as Managing Director of Policy and Control for Citigroup Private Banking Group – Residential Real Estate from February 2000 to November 2001.

     Brian K. Gray has served as First Senior Vice President and Retail Banking and Marketing Officer of the Bank since October 2003. He served as Senior Vice President and Retail Banking and Marketing Officer of the Bank from January 2003 to September 2003, as Senior Vice President and Marketing Officer of the Bank from January 2001 to December 2002, and as Vice President and Consumer Lending Officer of the Bank from October 1999 to December 2000.

     Howard N. Hall has served as Assistant Treasurer of the Company since April 2002 and as First Senior Vice President and Investments and Financial Planning Officer of the Bank since March 2005. He served as First Senior Vice President and Investments Officer from January 2003 to March 2005, First Senior Vice President and Controller of the Bank from February 2000 to January 2003 and as Senior Vice President and Controller of the Bank from November 1997 to February 2000.

     Daniel J. O’Donnell has served as Secretary of the Company since April 2002 and as First Senior Vice President and General Counsel of the Bank since January 2003. He served as Senior Vice President and General Counsel of the Bank from January 2001 to December 2002. Prior to joining the Bank in 2001, Mr. O’Donnell was a Partner at the law firm of Destribats, Campbell, DeSantis, Magee and O’Donnell from October 1994 to December 2000.

     Joanne C. O’Donnell has served as First Senior Vice President and Chief Credit Administration Officer of the Bank since April 2005. She served as Senior Vice President and Chief Credit Administration Officer of the Bank from April 2004 to March 2005, as Senior Vice President and Credit Administration Manager of the Bank from October 2003 to April 2004 and as Vice President and Credit Department Manager of the Bank from January 1999 to September 2003.

     John P. Samborski has served as First Senior Vice President and Senior Loan Officer of the Bank since April 2004. He served as First Senior Vice President and Credit Officer of the Bank from January 2003 to April 2004 and as Senior Vice President and Credit Officer of the Bank from October 2001 to January 2003. Mr. Samborski served as Vice President of Citizens Bank of New Hampshire from August 1991 to October 2001.

     Patrick L. Ryan has served as Senior Vice President and Strategic Planning Officer of the Bank since January 2005. Prior to joining the Bank, he served as a consultant for Bain and Company from September 2003 to December 2004 after graduating from the Tuck School of Business at Dartmouth in June 2003. Prior to business school, he worked as a Business Development Associate at Medsite, Inc. in 2000 and 2001, and as an investment banking analyst for Goldman Sachs from 1997 to 2000.

VIII. Executive Compensation

Summary Compensation Table

     The following table sets forth compensation paid or allocated with respect to the fiscal years ended December 31, 2004, 2003, and 2002 for services rendered in all capacities to the Company and the Bank by the President and Chief Executive Officer of the Company, and the Company’s four most highly compensated executive officers for 2004 other than the Chief Executive Officer, (collectively, the “Named Executive Officers”).

				Long Term
				Compensation
				Awards
	Annual Compensation			Securities	All Other
				Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options/SARs #	($)(1)
Patrick M. Ryan	2004	414,000	277,869	—	25,880
President and Chief	2003	414,000	128,868	—	31,990
Executive Officer	2002	340,000	280,095	—	27,515

Jay G. Destribats	2004	270,000	185,246	—	21,089
Chairman	2003	270,000	86,599	—	23,978
	2002	270,000	140,048	—	20,896

Stephen F. Carman	2004	179,375	35,000	—	17,904
Vice President and	2003	175,000	14,000	—	21,376
Treasurer of the Company, Executive Vice President	2002	156,000	30,000	—	17,361
and Chief Financial Officer of the Bank

Timothy J. Losch	2004	174,250	27,500	—	18,511
Executive Vice President	2003	170,000	14,000	—	20,828
and Chief Market Development and	2002	156,000	20,000	—	17,278
Community Relations Officer of the Bank

Stephen R. Walker	2004	169,125	27,500	—	19,018
Executive Vice President	2003	165,000	14,000	13,500	9,655
and Chief Information	2002	72,156	—	10,000	20,000
Officer of the Bank

(1)	Includes, for the fiscal year ended December 31, 2005, the Company’s contributions under the 401(k) Plan for: Mr. Ryan – $6,500, Mr. Destribats – $4,942, Mr. Carman – $5,582, Mr. Losch – $4,396, and Mr. Walker – $5,316; the estimated cost to maintain executive group term replacement life insurance policies for: Mr. Ryan – $5,079, Mr. Destribats – $6,623, Mr. Carman – $1,926, Mr. Losch – $4,019, and Mr. Walker – $3,905; the cost related to shares granted to each executive under the ESOP (which represents the allocation for 2004 based on a preliminary analysis) for: Mr. Ryan - $9,524, Mr. Destribats - $9,524, Mr. Carman – $8,325, Mr. Losch – $8,085, and Mr. Walker – $7,846; and the costs associated with the payment for up to three days of unused vacation per year for: Mr. Ryan – $4,777, Mr. Carman – $2,070, Mr. Losch – $2,011, and Mr. Walker – $1,951.

Option Grants in the Last Fiscal Year

     There were no options granted for the purchase of Common Stock awarded and issued to the Company’s Chief Executive Officer and other Named Executive Officers during fiscal year 2004.

Option Exercises in Last Fiscal Year and Fiscal-Year-End Option Values

     The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers for the fiscal year ended December 31, 2004 and the year-end amounts and value of shares of Common Stock underlying outstanding options for the Named Executive Officers.

Number of Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
	Shares		Options/SARS at	Options/SARs at
	Acquired		FY-End (#)	FY-End
	on Exercise	Value	Exercisable/	Exercisable ($)/
Name	(#)	Realized ($)	Unexercisable	Unexercisable($)
Patrick M. Ryan	6,630	45,448	130,370 / 20,000	1,262,611 / 261,250

Jay G. Destribats	—	—	81,000 / 10,000	801,501 / 130,625

Stephen F. Carman	—	—	48,800 / 4,000	432,201 / 52,250

Timothy J. Losch	—	—	59,050 / 4,000	563,201 / 52,250

Stephen R. Walker	—	—	6,700 / 16,800	23,460 / 44,641

Employment Agreements

     The Company and the Bank have jointly entered into employment agreements (the “Employment Agreements”) with Patrick M. Ryan, Jay G. Destribats, Stephen F. Carman, Timothy J. Losch, and Stephen R. Walker (collectively, the “Executives” or individually, an “Executive”). The Company and the Bank intend these agreements to help ensure that they maintain a stable and competent management base, as the continued success of the Company and the Bank depends on the continued contributions of the Executives.

     The Employment Agreements are substantially similar; each provides for a three year term, renewable annually on an automatic basis unless one of the parties provides at least sixty days notice of non-renewal. The Employment Agreements also provide for the payment of base salary and for each Executive’s participation in bonus programs and employee benefit plans, as well as for reimbursement for business expenses and an automobile allowance.

     The Employment Agreements require the Executives to devote their full time, attention, skill and efforts to the faithful performance of their duties; however, the Executives may serve as directors of or hold other offices or positions with organizations that do not present conflicts of interest with the Company, the Bank or their affiliates. In addition, the Executives agree to maintain the confidentiality of non-public information related to Bank operations and finances. Upon a termination of employment “without just cause” or “with good reason”

(as discussed below), the Executives’ obligations of loyalty and confidentiality remain in effect and the Executives further agree not to serve as directors, officers or employees of any competing financial institutions within fifty miles from the main office of the Bank, nor to interfere with the Bank’s or the Company’s relationship with existing employees, for a period of six months following such termination.

     Upon the death of an Executive during the Employment Agreement term, his estate would receive any compensation due through the last day of the calendar month of death. In the event of an Executive’s retirement in accordance with the Company’s or the Bank’s existing retirement plans, the Employment Agreement would terminate with no further payments made to the Executive pursuant to his contract. If the Executive became disabled, he would receive any disability benefits provided for under his Supplemental Executive Retirement Plan (“SERP,” as discussed below). However, if the Executive was not then a SERP participant or the SERP was no longer in effect, the agreement would provide a disability benefit of 100% of monthly base salary and continued coverage under all benefit plans in which the Executive participated prior to his disability. Disability payments and benefits would continue through the earliest of the Executive’s death, attainment of age 65, or the third anniversary of his termination of employment. Disability payments would be reduced, however, by any benefits payable under any other disability programs sponsored by the Company or the Bank.

     The Company or the Bank may terminate an Executive at any time for “just cause” (as defined in the Employment Agreements), subject to the Executive’s right to appear, with counsel, before the Board prior to such termination. The Executive would receive no severance payments or benefits under the Employment Agreement upon his termination for just cause. The Executive may voluntarily terminate his employment upon the provision of 60 days notice, but upon such termination, he would receive only his compensation and vested benefits through the date of termination.

     Under the Employment Agreements, the Executives would receive certain severance benefits upon termination by the Bank or the Company without just cause or upon voluntary termination “with good reason.” “Good reason,” as defined under the Employment Agreements, includes any of the following: (1) a material reduction in the Executive’s responsibilities, authority, or reporting structure within the Company or the Bank; (2) assignment of duties inconsistent with the Executive’s skills and experience; (3) failure to be nominated or renominated to the Board (applicable only to Messrs. Ryan and Destribats); (4) reduction in salary or benefits contrary to the terms of the Employment Agreement, or a reduction in salary or benefits following a change in control (as defined in the Employment Agreement); (5) a termination of benefit plans or of the Executive’s participation in such plans (outside of a good faith, across-the-board reduction of general application) in a manner that effectively reduces their aggregate value; (6) a requirement that the Executive relocate by more than 35 miles from the current main office of the Bank. In addition, during the period beginning on the effective date of a change in control and continuing for one year thereafter, the Executive may voluntarily terminate employment for any reason and such termination will be treated as a termination with good reason. Upon involuntary termination without just cause, or upon termination with good reason, the Executive would receive a severance payment equal to his annual base salary and bonus for the remaining term of the agreement, with the amount determined by reference to his highest annual base salary during any of the twelve months preceding termination and his highest cash bonus during any of the three years preceding termination. The Executive also would continue to participate in Company or Bank-sponsored health and welfare benefit plans, or receive the cash equivalent of such coverage, for a period of thirty-six months.

     If the Company or the Bank terminate the Executive without just cause, or if the executive terminates employment with good reason within the period beginning six months before and ending three years after a change in control, the Executive would receive a severance payment equal to three times the sum of his highest annual base salary and highest bonus paid during the preceding three calendar years.

The Executive would also continue to receive health and welfare benefit coverage, or the cash equivalent, for thirty-six months following termination of employment. In the event that payments made to the Executive under the Employment Agreements result in an “excess parachute payment” as defined under Section 280G of the Internal Revenue Code, an excise tax would be imposed on the Executive and the Company would be denied a deduction for such excess amounts. Under the Employment Agreements, the Company would indemnify the Executives for any such excise taxes and any additional income, employment, and excise taxes imposed as a result of the initial tax indemnification. The Company and the Bank would also indemnify the Executives with respect to any legal claims arising from their employment or Board service, if applicable, for a six-year period following termination of the Employment Agreements. Although the Company and the Bank are jointly liable for any payments due, the Company also guarantees the Bank’s payment obligations under the Employment Agreements.

Supplemental Executive Retirement Plan

     The Bank maintains a supplemental executive retirement plan (the “SERP”) to attract and retain key executives of the Bank by providing them with an additional source of retirement income. All of the named executive officers are participants in the SERP. Upon termination of employment at or after a specified normal retirement age, which ranges from age 60 to age 70 depending on the individual participant, the participant will receive a retirement benefit equal to a specified percentage (ranging from 20% to 60% depending on the individual participant) of his average cash compensation in the three calendar years out of the current year and the five years proceeding his retirement that produce the highest average. The benefit is payable, at the participant’s election, in the form of 180 monthly installment payments or an actuarially equivalent lump sum, Based on assumptions used in connection with the adoption of the SERP, the estimated annual benefit payable to Messrs. Ryan, Destribats, Carman, Losch and Walker at their specified normal retirement age would be $550,000, $260,000, $195,000, $170,000, and $50,000, respectively. If a participant terminates employment prior to normal retirement age, the normal retirement benefit would be reduced proportionately to reflect the participant’s age and years of participation in the SERP as of his termination date. No benefits are payable under the SERP if a participant’s employment is terminated for cause.

     In the event of a participant’s death while in active service with the Bank, his beneficiaries would be entitled to receive a benefit calculated as if the participant had attained normal retirement age prior to his death. If a participant dies after payments under the SERP have begun, his beneficiaries would receive all remaining payments. In the event of a participant’s disability while employed by the Bank, the SERP would provide him with a monthly payment through age 65 equal to 100 percent of his final average compensation reduced by social security disability benefits and benefits payable under the Bank’s long-term disability program. The SERP disability benefit would be reduced to the normal retirement benefit percentage when the disabled participant attains age 65.

     If, during the three-year period following a change in control of the Company (as defined in the SERP), a participant’s employment with the Bank is involuntarily terminated or the participant voluntarily terminates employment in certain circumstances that amount to a constructive termination, the participant would be entitled to receive the normal retirement benefit without regard to his age and service at termination and based on his final average compensation prior to termination. Under the SERP, events constituting a constructive termination include a reduction in the participant’s position, authority, compensation or benefits or a required relocation of his place of employment more than 35 miles from its location prior to the change in control.

Report of the Compensation Committee

     The Organization and Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished the following report on executive compensation for 2005.

     The Compensation Committee, as appointed by the Board of Directors for 2005, is comprised of the following members: Elbert G. Basolis, Jr. (chair), James E. Bartolomei, Anthony M. Giampetro, M.D., Louis R. Matlack, Ph.D. and Christopher S. Vernon, all of whom are “independent” directors as required by Nasdaq and SEC rules and regulations.

Compensation Philosophy

     Key elements of the compensation policy of the Company and the Bank are to: (1) reward key executives for superior performance, both individually and as part of the management team; (2) relate compensation to the accomplishment of corporate goals; (3) ensure that compensation is designed and administered in a manner that attracts and retains highly qualified and talented individuals; and (4) motivate executive officers to improve shareholder value. The Compensation Committee assists the Board of Directors in implementing this overriding compensation philosophy.

Executive Compensation Program Review

     In 2004, the Compensation Committee engaged Pearl Meyer & Partners, a division of Clark Consulting, to undertake a comprehensive review of its executive compensation practices in relation to peer institutions. This review, which was completed in February 2005, included competitive assessments of 2004 base salary, total cash compensation, incentive compensation, executive benefits and perquisites, and equity compensation. The sources of this analysis included a peer group consisting of twenty one publicly traded institutions and a salary survey of financial institutions of similar asset size. The final report issued by the consultant made certain recommendations with respect to adjustments to current compensation and the implementation of future compensation programs. The report has been utilized by the Committee in its review of current executive compensation practices and decisions. The Compensation Committee expects to engage this consultant for executive compensation services in 2005.

Components of Executive Compensation

     The primary components of the compensation program for senior executives of the Company and the Bank include base salary, annual incentive compensation, equity-based compensation, and supplemental benefits and perquisites. Each of these compensation elements is discussed further below.

     Base Salary

     The Committee reviews the base salaries of senior management and recommends adjustments as necessary to ensure competitive positioning within the Company’s industry peer group. The Committee considers the duties and nature of the position, corporate and individual performance records, progress toward meeting stated goals and current salary levels in comparison to the market median for similar positions. Adjustments in base salaries typically reflect executive performance and forecasted market movement.

     Annual Incentive Compensation

     The Company and the Bank award both discretionary and performance-based incentive compensation through the provision of incentive awards based on both individual merit and the satisfaction of financial targets, including after-tax revenue goals. The Company and the Bank’s incentive plans are intended to align both institutional goals and market practices, while rewarding leadership ability and individual performance. The Company and the Bank also expect that total cash compensation (base salary and incentive compensation) will be competitive with the market median for the achievement of Bank and individual performance goals.

     Equity-Based Compensation

     Equity-based compensation which is designed to reward executives for sustaining the Bank’s long-term performance and further align the interests of executives and shareholders, is a vital component of the Company’s overall compensation strategy. Based on the consultants’ report discussed above and prevailing market practices, the Committee reviewed and recommended Board approval of the 2005 Equity Incentive Plan. The Committee has determined that equity-based awards will enable the Company to better reward successful managers, significantly encourage their continued efforts on behalf of the Company and the Bank, and consequently enhance shareholder value.

     Additional Executive Benefits

     In addition to the compensation elements discussed above, the Company and the Bank provide certain executive benefits and perquisites to senior management. These include benefits generally available to all employees, such as participation in the Bank’s 401(k) plan and employee stock ownership plan (ESOP), as well as benefit plans for senior officers, including the Bank’s supplemental executive retirement plan, group term replacement life insurance plan, and supplemental disability program. With respect to perquisites, the Bank provides senior executives with an automobile allowance and pays the costs associated with certain club memberships. The Committee periodically reviews these additional executive benefits and perquisites to ensure they remain consistent and competitive with the overall marketplace.

Executive Management Review

     During 2004, the Board of Directors charged the Compensation Committee with a review of the Company’s executive personnel requirements in light of the Company’s business plan. The Committee determined that the addition of a senior executive to the Company’s existing management team would facilitate the implementation of the Company’s business plan by providing a focal point for the coordination of the tasks assigned to management by the Board and Mr. Ryan, the Company’s Chief Executive Officer. As a result of this review, Mr. Tylus, a member of the Board of Directors and an experienced manager in a variety of corporate settings in the financial services sector, joined the Company as a Senior Executive Vice President in October 2004 and assumed the position of Chief Operating Officer in January 2005. The Committee established his initial base salary at $257,500, which increased to $315,000 in 2005. Mr. Tylus entered into an employment agreement with the Company and the Bank on terms generally similar to those covering the Company’s other senior executive officers. In addition, the agreement provided Mr. Tylus with compensation for certain benefits which he had agreed to forego as a result of his decision to leave his former employer and join the Company.

Chief Executive Officer Compensation

     The Compensation Committee reviews compensation of the chief executive officer within the parameters of both institutional and individual performance. Among the primary factors considered during the course of the Committee’s review are: (1) the Company’s and the Bank’s financial performance and operating results, (2) continual progress toward accomplishing corporate objectives; (3) the complexity of current operating and financial circumstances; and (4) the personal and professional qualities expected of a successful chief executive in a highly regulated and competitive environment. The Committee also considers the chief executive’s overall compensation in relation to the median total compensation paid to similarly-situated executives at peer group institutions. For 2004, Mr. Ryan’s base annual salary was $414,000. For 2005, the Committee determined to increase Mr. Ryan’s salary by 11.1%, to $460,000, and awarded him a cash bonus of $277,869.

     In determining Mr. Ryan’s annual incentive performance bonus for 2004, the Compensation Committee reviewed the Company’s financial performance and other factors. In 2004, net income increased 79.7% to $18.5 million compared to $10.8 million for 2003. The significant increase in net income was primarily due to strong net interest income growth of $17.5 million or 33.0% led by robust commercial loan growth. The Compensation Committee noted improved asset quality during this period of growth and recognized Mr. Ryan’s significant role in our strength as a relationship-oriented commercial lender and leadership in the ongoing successful execution of our retail strategy. During 2004, the composition of YNB’s deposit base continued to evolve with the addition of lower cost core deposits, which resulted in a lower cost of funds. As part of their analysis the Compensation Committee noted Mr. Ryan’s considerable contributions to business development efforts of the Bank and his outstanding and extensive community involvement and leadership. Based on the analysis described above, the Compensation Committee approved the maximum annual cash performance bonus, based on a percentage of the Company’s net profits under his 2004 Employment Agreement.

     The Compensation Committee working with its consultant identified banks of similar size and obtained comparative compensation data in order to facilitate the determination of Mr. Ryan’s targeted compensation for 2005. It is the Compensation Committee’s intention to compensate Mr. Ryan at or above approximately the mid-point or higher of comparable positions within identified banks, retain his services, and provide motivation to achieve business objectives of the Company and the Bank, which include enhancing long-term shareholder and franchise value. After evaluating the Company’s financial and strategic direction in 2004 and Mr. Ryan’s contributions discussed above, the Compensation Committee determined Mr. Ryan’s base annual salary of $460,000 for 2005 pursuant to his 2005 Employment Agreement. While Mr. Ryan’s bonus targets have not yet been established, the Compensation Committee has targeted Mr. Ryan’s total compensation to be at or above the mid-point of similar financial institutions. Mr. Ryan was not present for the discussions, deliberations or voting of the Compensation Committee concerning the establishment of his 2005 base annual salary or cash performance bonus determination.

SUBMITTED BY THE ORGANIZATION AND COMPENSATION COMMITTEE

Elbert G. Basolis, Jr., Chairperson
James E. Bartolomei
Anthony M. Giampetro, M.D.
Louis R. Matlack, Ph.D.
Christopher S. Vernon

May 4, 2005

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Compensation Committee Interlocks and Insider Participation

     Elbert G. Basolis, Jr., James E. Bartolomei, Anthony M. Giampetro, M.D., Louis R. Matlack. F. Kevin Tylus, and Christopher S. Vernon served as members of the Organization and Compensation Committee during 2004. Dr. Giampetro and, Messrs. Basolis, Bartolomei, Matlack and Vernon have never served as executives of the Company. Mr. Tylus left the Committee prior to joining the Company as its Senior Executive Vice President and Chief Administrative Officer. There are no compensation committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or board members. Mr. Tylus did not participate in any matters before the Compensation Committee relating to his individual compensation. All actions taken by the Compensation Committee relating to 2004 compensation were ratified and approved by the entire Board (with interested members abstaining). In April 2004, the Board approved Elbert G, Basolis, Jr. (chairperson), James E. Bartolomei, Anthony M. Giampetro, M.D., Louis R. Matlack and Christopher S. Vernon as the only members of the Organization and Compensation Committee, all of whom are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

IX. Certain Transactions With Directors and Officers

     Certain directors and officers of the Company and the Bank and their associates are, or have been in the past, customers of and have had transactions with the Bank, and it is expected that such persons will continue to have such transactions in the future. During 2004, several of the directors and officers of the Company and the Bank and their associates had outstanding loans from the Bank. None of these loans were past due or on non-accrual status as of December 31, 2004. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of the Company and the Bank, did not involve more than normal risks of collectibility or present other unfavorable features.

     The following is a summary of additional material relationships or transactions with the Company’s directors, nominees for director, executive officers and their affiliates.

•	In October 1999, upon expiration of the initial five-year term, the Bank renewed its lease for a five-year period for its Trenton, New Jersey branch office, which is owned by The Lalor Urban Renewal Limited Partnership. The Lalor Corporation, which is the general partner of the limited partnership, is owned by Sidney L. Hofing, a director of the Company and the Bank. Under the lease, the Bank is obligated to pay approximately, $2,600 per month, excluding utilities and maintenance expenses.

•	In April 2000, the Bank signed a five-year lease with three five-year renewal options for its branch in Marrazzo’s Thriftway in West Trenton, New Jersey. The property is owned by Serenity Point LLC. Samuel D. Marrazzo, a director of the Company and the Bank, has an ownership interest in Serenity Point LLC and owns and operates Marrazzo’s Thriftway. Under the terms of the lease, which was executed prior to Mr. Marrazzo becoming a member of the Board, the Bank is obligated to pay approximately $2,100 per month, excluding utilities and maintenance expenses.

•	In July 2000, the Bank signed a ten-year lease with four five-year renewal options for its Lawrence, New Jersey branch office. The property is owned by Union Properties LLC. Sidney L. Hofing, a director of the Company and the Bank, has an ownership interest in Union Properties LLC. Under the terms of the lease, the Bank is obligated to pay approximately $7,300 per month, excluding utilities and maintenance expenses.

•	In May 2001, the Bank signed a ten-year lease with three five-year renewal options for its Bordentown, New Jersey branch office. The Bank acquired the property from the bankruptcy estate of a borrower and sold the property to BYN LLC, a limited liability company of which Sidney L. Hofing, a director of the Company and the Bank, is a member. The purchase price was $537,000. Under the terms of the lease, the Bank is obligated to pay approximately $7,000 per month, excluding utilities and maintenance expenses.

•	In October 2001, the Bank signed a fifteen-year lease with three five-year renewal options for its Hunterdon County Regional Headquarters. The property is owned by FYNB, LLC. Sidney L. Hofing, a director of the Company and the Bank, had an ownership interest in FYNB, LLC, but several members of Mr. Hofing’s family including his spouse continue to have an ownership interest. Under the terms of the lease, the Bank is obligated to pay approximately $17,500 per month, excluding utilities and maintenance expenses.

•	In June 2003, the Bank sold its former operations building to Christopher S. Vernon, a director of the Company and the Bank. The purchase price was $650,000 and the Bank recorded a gain of $429,000 in the second fiscal quarter of 2003. The Bank leased the basement of the building from June 2003 to January 2005. Under the terms of the lease, the Bank was paying $2,783 per month, excluding utilities and maintenance expenses.

•	In January 2005, the Bank signed a five-year lease with two five-year renewal options for its storage and maintenance facility. The property is owned by Lalor Storage, LLC. Christopher S. Vernon, a director of the Company and the Bank, has an ownership interest in Lalor Storage, LLC. Under the terms of the lease, the Bank is required to pay $4,984 per month, excluding utilities and maintenance expenses.

•	In April 2005, the Bank signed a fifteen-year lease with two five-year renewal options for a branch to be constructed and located in West Windsor, New Jersey. The property is owned by WWM Properties, LLC. Sidney L. Hofing, a director of the Company and the Bank, has an ownership interest in WWM Properties, LLC. Under the terms of the lease, the Bank is obligated to pay (upon commencement) $11,250 per month, excluding utilities and maintenance expenses.

•	In April 2005, the Bank signed a fifteen-year lease with two five-year renewal options for a branch to be constructed and located in Falls Township, Pennsylvania. The property is owned by MYNB, L.L.C. Sidney L. Hofing, a director of the Company and the Bank, has an ownership interest in MYNB, L.L.C. Under the terms of the lease, the Bank is obligated to pay (upon commencement) $9,421 per month, excluding utilities and maintenance expenses.

•	Mr. Destribats, the Chairman of the Board of the Company is Counsel to the law firm of Destribats, Campbell, DeSantis, Magee and Staub. The firm performed general legal services for the Bank during 2004 and continues to perform such services in 2005.

•	Patrick L. Ryan, son of Patrick M. Ryan, is employed as an officer of the Bank, as discussed above under the heading, “Management.” Under the terms of Mr Ryan’s employment agreement he will be paid a base salary at the rate of $126,000 per year.

X. Audit-Related Information

Relationship with Independent Registered Public Accounting Firm

     The Audit Committee has selected KPMG LLP (“KPMG”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005. KPMG has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

     The following table presents the aggregate fees, billed or accrued, for the years ended December 31, 2004 and 2003 for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for those years. Also presented are fees billed for other services rendered by KPMG.

Fee Category	2004 Fees ($)	2003 Fees ($)
Audit Fees (1)	484,000	208,500
Audit-Related Fees (2)	37,000	28,900
Tax Fees (3)	0	0
All Other Fees (4)	0	38,300

Total Fees	521,000	275,700

(1)	Audit Fees consist of fees billed for professional services rendered by KPMG for the audits of the Company’s financial statements and internal control over financial reporting as of and for the fiscal year ended December 31, 2004 and the review of the Company’s quarterly reports on Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)     Audit-Related Fees consist of fees billed for professional services rendered for audit-related services including consultations on other financial accounting and reporting related matters.

(3)     No tax services were rendered by KPMG.

(4)     All Other Fees consist of fees billed for all other services not included above.

     The Audit Committee’s Charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by the independent registered public accounting firm of the Company, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The policy requires that all services to be performed by KPMG, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. The Chairman of the Audit Committee is authorized to execute any engagement letter or agreement with KPMG for and on behalf of the Company. All services rendered by KPMG are permissible under applicable laws and regulations, and the Audit Committee pre-approved all audit, audit-related and non-audit services performed by KPMG during fiscal 2004. The Audit Committee has considered whether the provision of services after the audit services (as specified above) is compatible with maintaining KPMG’s independence and has determined that provision of such services has not adversely affected KPMG’s independence.

Report of the Audit Committee

     The composition of the Audit Committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to be in accordance with applicable requirements of Nasdaq and the SEC for corporate audit committees. The complete text of the Audit Committee charter (as amended and restated by the Board on March 24, 2004) is attached to the Proxy Statement furnished in connection with our 2004 Annual Meeting of Shareholders. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

     The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm their independence.

     Based upon the reports and discussions in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Committee’s charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE

James E. Bartolomei, Chairperson
Elbert G. Basolis, Jr.
Gilbert W. Lugossy
Louis R. Matlack, Ph.D.
Robert L. Workman

April 28, 2005

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference

XI. Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, each of the Company’s officers, directors and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable him or it except as follows. Mr. Destribats failed to file a Form 4 regarding the transfer of shares from a trust to joint ownership with his spouse, the gifting of shares to a daughter, and the disposition of shares from a decedent’s estate with respect to which Mr. Destribats was an executor. These three transactions were reported on a Form 5 filed for the year ended December 31, 2004. Dr. Giampetro failed to file a Form 4 regarding the transfer of shares from a trust to his children. This transaction was reported on a Form 5 filed for the year ended December 31, 2004.

Equity Compensation Plan Information

     The following table sets forth information, as of the end of the fiscal year ended December 31, 2004, with respect to compensation plans under which the Company is authorized to issue shares of Common Stock.

	Number of Shares		Number of Shares
	to be Issued Upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance under
	Outstanding	Outstanding	Equity Compensation Plans
	Options, Warrants	Options, Warrants	(excluding securities
Plan Category	and Rights	and Rights	reflected in first column)
Equity compensation plans approved by security holders (1)	884,171	$15.38	313,190

Equity compensation plan(s) not approved by security holders	—	—	—

Total	884,171	$15.38	313,190

(1)	These plans consist of the Yardville National Bancorp 1997 Stock Option Plan and the 2003 Director Plan.

Annual Report

     A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2004 accompanies this Proxy Statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of Common Stock on April 22, 2005, the record date for the Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Secretary of the Company at our address set forth in the Notice of Annual Meeting of Shareholders immediately preceding this Proxy Statement.

Shareholder Proposals

     A shareholder who wishes to nominate any individual as a director or have the shareholders take any action at the Annual Meeting of Shareholders in 2006 shall notify the Secretary of the Company at 2465 Kuser Road, Hamilton, New Jersey 08690 by registered mail, return receipt requested, by April 4, 2006. Any such notice by a shareholder shall specify (a) the name of the shareholder who will make the nomination or proposal or on whose behalf the proposal or nomination will be made, (b) the names of all other shareholders who are acting directly or indirectly with the proposing shareholder or have an understanding directly or indirectly with the proposing shareholder, (c) the number of shares which the shareholder reasonably anticipates may be voted in favor of the proposal, and (d) the name, address and business background of any nominee and/or the full text of any proposal. In order for a shareholder proposal to be included in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2006, in addition to meeting all of the requirements set forth above, and all requirements of applicable securities laws, the Company must receive the proposal by January 6, 2006.

By Order of the Board of Directors,

Daniel J. O’Donnell
Secretary

Exhibit “A”

YARDVILLE NATIONAL BANCORP
2005 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

     The purpose of the Yardville National Bancorp 2005 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Yardville National Bancorp (the “Company”), by linking the personal interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of equity incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

     When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Article 2 unless a clearly different meaning is required by the context. The following word and phrases shall have the following meanings:

     “Affiliate” means an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

     “Award” means any Option, Restricted Stock Award, or Other Stock-Based Award granted to a Participant under the Plan.

     “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.

     “Board” means the Board of Directors of the Company.

     “Change in Control” means the occurrence of any one of the following events:

(1)	Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

(2)	Acquisition of Significant Share Ownership: a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities, but this clause shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities;

(3)	Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause, each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(4)	Sale of Assets: The Company sells to a third party all or substantially all of its assets.

     “Change in Control Price” means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the common stock on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     “Committee” means the committee of the Board described in Article 4.

     “Company” means Yardville National Bancorp, a New Jersey corporation, or any successor corporation.

     “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable.

     “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

     “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

     “Effective Date” has the meaning assigned such term in Section 3.1.

     “Eligible Participant” means an employee, officer or director of the Company or any Affiliate.

     “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

     “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, Fair Market Value shall mean a price determined by the Committee in good faith on the basis of objective criteria.

     “Grant Date” means the date an Award is made by the Committee.

     “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

     “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

     “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

     “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

     “Other Stock-Based Award” means a right granted to a Participant under Article 13 that relates to or is valued by reference to Stock.

     “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Article 10.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

     “Plan” means the Yardville National Bancorp 2005 Equity Incentive Plan, as amended from time to time.

     “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

     “Retirement” in the case of an employee means voluntary termination of employment with the Company or an Affiliate at or after age 65 with 10 years of service or as otherwise determined by the Committee in an Award Certificate. “Retirement” in the case of a non-employee director of the Company means retirement of the director in accordance with the provisions of the Company’s By-laws as in effect from time to time or the failure to be re-elected or re-nominated as a director.

     “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 11, the term “Shares”

shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 11.

     “Stock” means the common stock of the Company and such other securities as may be substituted for Stock pursuant to Article 11.

     “1933 Act” means the Securities Act of 1933, as amended from time to time.

     “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

     3.1 EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the shareholders of the Company (the “Effective Date”).

     3.2 TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4
ADMINISTRATION

     4.1 COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

     4.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     4.3 AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e)	Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)	Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award in accordance with Articles 10 and 11, based in each case on such considerations as the Committee in its sole discretion determines;

(g)	Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h)	Decide all other matters that must be determined in connection with an Award;

(i)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)	Amend the Plan or any Award Certificate as provided herein.

     Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms,

conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time.

     Notwithstanding the above, the Board may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

     4.4 AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

     5.1 NUMBER OF SHARES. Subject to adjustment as provided in Article 11, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 500,000; provided, however, that no more than 250,000 Shares of the total Share reserve of 500,000 Shares shall be issued in connection with Awards of Restricted Stock pursuant to Article 8 or other full-value awards under Article 9.

     5.2 SHARE COUNTING. To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

     5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 11), the maximum number of Shares with respect to which Options (or other appreciation-based Awards granted pursuant to Section 9) may be granted during any one calendar year under the Plan to any one Participant shall be 100,000. The value of the maximum aggregate grant with respect to Awards of Restricted Stock (or other full-value Awards granted pursuant to Section 9) granted in any one calendar year to any one Participant shall be $1.5 million in fair market value (measured as of the Grant Date).

ARTICLE 6
ELIGIBILITY

     Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7
STOCK OPTIONS

     7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

(b)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

(c)	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d)	Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

     7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)	Lapse of Option. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)	The expiration date set forth in the Award Certificate.

(2)	The tenth anniversary of the Grant Date.

(3)	Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)	One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)	One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Articles 10 or 11, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 10.4.

(b)	Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(c)	Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d)	Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was approved by shareholders, or the termination of the Plan, if earlier.

(e)	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)	Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or of an Affiliate.

ARTICLE 8
RESTRICTED STOCK

     8.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

     8.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock.

     8.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     8.4 DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear the appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. At the discretion of the Committee, Shares may also be held in trust pending delivery.

     8.5 VOTING RIGHTS. Unless otherwise determined by the Committee at the time of grant, a Participant holding Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares during the restriction period.

     8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the restriction period, a Participant holding Restricted Stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares. Such dividends shall be paid to the Participant at times determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

ARTICLE 9
OTHER STOCK-BASED AWARDS

     The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards in a manner consistent with other Awards of similar type under the Plan.

ARTICLE 10
GENERAL PROVISIONS APPLICABLE TO AWARDS

     10.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or, in tandem with, any other Award granted under the Plan.

     10.2 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

     10.3 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by

Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards, provided however, that it no event shall any award be transferable to a third party in exchange for any consideration.

     10.4 BENEFICIARIES. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     10.5 STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

     10.6 ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in the Award Certificate, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, or upon the Participant’s Retirement, all of such Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate; provided, however, that in the case of acceleration upon the Participant’s Retirement, any Awards in the nature of rights that may be exercised shall remain exercisable until the earlier of (i) the original expiration of the Award, or (ii) the second anniversary of the Participant’s Retirement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

     10.7 ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 10.6 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 10.7.

     10.8 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

ARTICLE 11

CHANGE IN CAPITAL STRUCTURE; CHANGE IN CONTROL

     11.1 CHANGES IN CAPITAL STRUCTURE. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Article 5 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding stock unto a lesser number of Shares, the authorization limits under Article 5 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

     11.2 ACCELERATED VESTING AND PAYMENT. Subject to the provisions of Section 11.3 or as otherwise provided in the Award Certificate, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of an Exchange:

(a)	Any and all Options granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or service is terminated for any reason within twelve (12) months of such Change in Control, the Participant shall have until the expiration of the term of the Option to exercise such Options;

(b)	Any time-based and other restrictions imposed on Restricted Stock shall lapse; and

(c)	The Committee shall have the ability to unilaterally determine that all outstanding Awards are cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control.

     11.3 ALTERNATIVE AWARDS. Notwithstanding Section 11.2, no cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Section 13.16; provided that any such Alternative Award must:

(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

(b)	Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award;

(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(d)	Have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION

     12.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

     12.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)	Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise price of such Award);

(b)	The original term of an Option may not be extended without the prior approval of the shareholders of the Company;

(c)	Except as otherwise provided in Article 11, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d)	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 13
GENERAL PROVISIONS

     13.1 NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

     13.2 NO SHAREHOLDER RIGHTS. Except as otherwise provided in this Plan or an Award Certificate. No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

     13.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Option. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     13.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

     13.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. The Plan is not intended to be subject to ERISA.

     13.6 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

     13.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

     13.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     13.9 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     13.10 FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

     13.11 GOVERNMENT AND OTHER REGULATIONS.

(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)	Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

     13.12 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of New Jersey.

     13.13 ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

     13.14 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     13.15 NO LIMITATIONS ON RIGHTS OF COMPANY. Subject to Section 13.16, the grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

     13.16 SUCCESSORS. Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

ANNUAL MEETING OF SHAREHOLDERS

THE CONFERENCE CENTER AT MERCER
ON THE WEST WINDSOR CAMPUS OF
MERCER COUNTY COMMUNITY COLLEGE
1200 OLD TRENTON ROAD
WEST WINDSOR, NEW JERSEY
(609) 586-4800

JUNE 3, 2005 — 10:00 AM EDT

Directions to the West Windsor Campus

From North or South via US 1

Exit onto Quakerbridge Road, South 533
After two miles, left onto Hughes Drive
Follow Hughes Drive past Mercer County Park entrance
Campus entrance is on left

From North or South via Interstate 95/295

Take Interstate 95 (which becomes Interstate 295) to Exit 65A, Sloan Ave. E.
East on Sloan Ave. (becomes Flock Rd.) to end (Edinburg Rd.)
Left onto Edinburg Rd. to campus entrance (jughandle right)

From North via NJ Turnpike

Turnpike Exit 8 at Hightstown onto 33 West
33 West to 571 in downtown Hightstown
Right onto 571
Continue on 571 to 535
Left onto 535 (Old Trenton Road), five miles to campus entrance on right, after Mercer County Park

From South via NJ Turnpike

Turnpike Exit 7A (Interstate 195)
West on I-195 to Exit 5B (first exit off I-195)
North on NJ. 130 to first light (526)
Left onto 526 to first light
Bear left at light, then take immediate right (still 526)
526 to end, 535 (Old Trenton Rd.)
Left onto 535, two miles to campus entrance on right, after Mercer County Park

REVOCABLE PROXY
YARDVILLE NATIONAL BANCORP

ANNUAL MEETING OF SHAREHOLDERS
JUNE 3, 2005

     The undersigned hereby appoints Lorraine Buklad and Louis R. Matlack, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Yardville National Bancorp common stock held of record by the undersigned at the close of business on April 22, 2005, at the annual meeting of shareholders, to be held June 3, 2005, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote “FOR” each of the listed proposals.

     Should a director nominee be unable to serve as a director, an event Yardville National Bancorp does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the Board of Directors.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders(s). If no direction is made, this proxy will be voted FOR each of proposals set forth herein. If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

â FOLD AND DETACH HERE â

REVOCABLE PROXY FOR ANNUAL MEETING OF SHAREHOLDERS – JUNE 3, 2005

YOUR VOTE IS IMPORTANT!

You can vote by proxy in one of three ways:

1.	Call toll free 1-866-246-8469 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/yanb and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY
YARDVILLE NATIONAL BANCORP

Please mark as indicated in this example	☒

ANNUAL MEETING OF SHAREHOLDERS
JUNE 3, 2005

For All
		For	Withhold	Except
1.	The election of (01) Jay G. Destribats, (02) James E. Bartolomei, (03) Gilbert W. Lugossy, (04) Christopher S. Vernon and (05) Robert L. Workman as directors of Yardville National Bancorp each to hold office until the 2008 annual meeting.	☐	☐	☐

INSTRUCTIONS: To vote for all the nominees mark the box “For” with an “X”. To withhold your vote for all the nominees mark the box “Withhold” with an “X”. To withhold your vote for an individual nominee or nominees mark the box “For All Except” and write the name of the nominee or nominees on the following line for whom you wish to withhold your vote.

Please be sure to date and sign this proxy card in the box below.

Date

Shareholder sign above	Co-holder (if any) sign above

		For	Withhold
2.	The election of (06) George D. Muller as a director of Yardville National Bancorp to hold office until the 2006 annual meeting.	☐	☐

INSTRUCTIONS: To vote for the nominee mark the box “For” with an “X”. To withhold your vote for the nominee mark the box “Withhold” with an “X”.

		For	Against	Abstain
3.	The approval of the Yardville National Bancorp 2005 Equity Incentive Plan.	☐	☐	☐

INSTRUCTIONS: To approve the plan, mark the box “For” with an “X”. To vote against the plan, mark the box “Against” with an “X”. To abstain from voting, mark the box “Abstain” with an “X”.

     This proxy may be revoked at any time before it is voted on by delivering to the Secretary of Yardville National Bancorp on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Yardville National Bancorp common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the persons named in this proxy shall be deemed terminated and of no further force and effect.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned acknowledges receipt from Yardville National Bancorp prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to be held on June 3, 2005, the Proxy Statement dated May 6, 2005 and Yardville National Bancorp’s Annual Report to Shareholders for the fiscal year ended December 31, 2004.

     Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

* * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

á FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL á

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote by proxy:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3:00 a.m. EDT, June 3, 2005.	3:00 a.m. EDT, June 3, 2005 go to
1-866-246-8469	https://www.proxyvotenow.com/yanb

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!